Exhibit 99

NEWS RELEASE RARE ELEMENT RESOURCES LTD. OTCQB: REEMF October 3, 2017 Ref: 02-2017

Rare Element Resources Announces Completion of $4.752 million

Strategic Investment by Affiliate of General Atomics

October 3, 2017 – Littleton, Colorado – Rare Element Resources Ltd. (“Rare Element” or the “Company”) (OTCQB: REEMF) is pleased to announce that it has completed the previously disclosed investment in the Company by Synchron, a subsidiary of General Atomics Technologies Corporation (“Synchron”). Pursuant to an Investment Agreement entered into on September 29, 2017, the Company issued to Synchron on October 2, 2017, 26,650,000 common shares of the Company, which constitute approximately 33.5% of the issued and outstanding common shares of the Company, and an option to purchase approximately an additional 15.49% of the Company’s fully diluted common shares immediately after the exercise for an aggregate exercise price of $5,040,000.  Concurrent with the issuance of shares and option grant and in consideration thereof, Synchron paid $4,752,000 in cash ($500,000 of which had been paid upon execution of the previously announced term sheet in respect of the transaction). The option is exercisable for a period up to four years from the initial investment. Additionally, the parties executed an IP Rights Agreement, whereby Synchron received rights to use and improve the Company’s intellectual property relating to rare earth processing and separation. Synchron also received minority voting rights as to certain corporate actions. Synchron will appoint two directors to the Company’s Board of Directors.

Randall J. Scott, President and CEO of Rare Element stated, “We are very pleased to have Synchron, an affiliate of General Atomics, as a key investor in the Company and the Bear Lodge Rare Earth Project. With this investment, and the valued input of the investor’s director-nominees, the Company will develop and execute on a plan to progress the project. Our vision is for Bear Lodge to be the next rare earth producer in the United States, focusing on the critical materials needed to support development of technology, green energy and defense applications.”

Synchron and its affiliated General Atomics companies are a privately held group of companies engaged in advanced research, technology, products and systems for the energy and defense sectors.

Rare Element Resources Ltd. is a publicly traded, strategic materials company focused on delivering rare earth products for technology, energy and defense applications by advancing the Bear Lodge Critical Rare Earth Project in northeast Wyoming.  Bear Lodge is a significant mineralized district containing many of the less common, more valuable, critical rare earths that are essential for high-strength permanent magnets, electronics, fiber optics, laser systems for health and defense, as well as many evolving technologies like hybrid cars, solar panels and wind turbines.  In addition to the Bear Lodge Rare Earth Project, the Company controls the Sundance gold project which is located on the same property in Wyoming.

Please contact Randy Scott at 720-278-2460 or rscott@rareelementresources.com, for additional information.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada.  Except for statements of historical fact, certain information contained herein constitutes forward-looking statements.  Forward-looking statements are usually identified by our use of certain terminology, including “will,” “believes,” “may,” “expects,” “should,” “seeks,” “anticipates,” “plans,” “has potential to,” or “intends,” or by discussions of strategy or intentions.  Such forward-looking statements include statements regarding the Company’s plans to progress the project.  Factors that could cause actual results to differ materially include, but are not limited to,  the Company’s ability to remain compliant with U.S. Securities and Exchange Commission (the “SEC”) reporting requirements, the impact of the care-and-maintenance program on the project, market conditions, and other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com.  There can be no assurance that future developments affecting the Company will be those anticipated by management.  Please refer to the discussion of these and other uncertainties and risk factors set out in our filings made from time to time with the SEC and the Canadian regulators, including, without limitation, our reports on Form 10-K and Form 10-Q. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made.  While we may elect to update our forward-looking statements at any time, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.